Exhibit 10.8
GRAIL, INC.
2016 EQUITY INCENTIVE PLAN
(as amended and/or restated from time to time)
(Incorporating herein any amendments approved through May 7, 2020)
1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the business of the Company.
2.Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.
"Administrator" means the Board and any Committee or individual appointed to administer the Plan under Section 4.
"Award" means an award described in Section 6.
"Award Agreement" means the written agreement evidencing the grant of an Award, including any amendments thereto.
"Board" means the Board of Directors of the Company.
"Class A Common Stock" means the Class A common stock, $0.001 par value, of the Company.
"Class B Common Stock" means the Class B common stock, $0.001 par value, of the Company.
"Code" means the Internal Revenue Code of 1986, as amended.
"Committee" means any committee that is composed of at least two members of the Board.
"Common Stock" means the Class A Common Stock and the Class B Common Stock.
"Company" means GRAIL, Inc., a Delaware corporation, or any successor entity.
"Consultant" means any person other than an Employee or a Director (solely with respect to rendering services in such person's capacity as a Director), who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.
"Corporate Transaction" means any of the following transactions:
(i)any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than any person who currently owns more than a majority of the combined voting power of the outstanding Common Stock, becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Corporate Transaction;

(ii)a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately before such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;
(iii)the sale, lease or other disposition of all or substantially all of the assets of the Company; or
(iv)the liquidation, dissolution or winding up of the entity.
For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (1) its sole purpose is to change the jurisdiction of the Company's incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
"Director" means a member of the Board or the board of directors of any Subsidiary.
"Effective Time" shall have the meaning set forth in Section 13(a).
"Employee" means an employee of the Company or any Subsidiary (including a Director who is also an employee).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" means, as of any date, the value of an applicable class of Common Stock determined as follows:
(i)if the class of Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the class of Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)if the class of Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a such a share of Common Stock shall be the mean between the high bid and low asked prices for such Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)if neither (i) nor (ii) above applies, the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals), and with respect to Options and SARs, in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may determine otherwise.

"Grantee" means an individual who holds an Award.
"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
"Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
"Option" means an option to purchase Shares.
"Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
"Plan" means this 2016 Equity Incentive Plan, as such may be amended or restated from time to time.
"Public Offering" means a firm commitment public offering of the Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission
"Restricted Stock" means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.
"Restricted Stock Units" means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.
"SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of a class of Common Stock.
"Securities Act" means the Securities Act of 1933, as amended.
"Service Provider" means an Employee, Director, or Consultant.
"Share" means a share of Common Stock.
"Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
"Unrestricted Stock" means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be "Restricted Stock."
3. Stock Subject to the Plan.
(a) Reserved Shares. Subject to the provisions of Sections 11 and 12 of this Plan, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 162,432,821 Shares, which may be shares of Class A Common Stock or Class B Common Stock, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 162,432,821 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

The number of Shares available for grant and issuance under the Plan shall automatically be increased on January 1, of each calendar year during the term of the Plan, if and to the extent necessary to cause the unallocated Share reserve (i.e., the total number of Shares issuable under this Plan, less the sum of the number of Shares issued pursuant to previously-granted Awards and the number of Shares reserved for issuance pursuant to then-outstanding Awards) to equal four percent (4%) of the Company’s Fully-Diluted Capitalization as of the preceding December 31. For clarity, if the unallocated Share reserve on December 31 exceeds four percent (4%) of the Company’s Fully-Diluted Capitalization as of the preceding December 31, then no automatic adjustment to the Share reserve will occur. In the event of an increase to the Share reserve as a result of this paragraph, there shall also be an equivalently-sized automatic increase in the number of shares that may be issued pursuant to Incentive Stock Options. For purposes of the foregoing, “Fully-Diluted Capitalization” means all shares of Common Stock issued and outstanding at the applicable time, assuming full conversion or exercise of all then issued and outstanding securities of the Company that are exercisable for or convertible into Common Stock of the Company, plus all shares of Common Stock reserved for issuance upon exercise of stock options or stock awards to be granted in the future under this Plan or any other stock option or equity incentive plan of the Company, and also including all shares reserved for issuance under the Company’s equity incentive plans (including without limitation the then-current unallocated Share reserve under this Plan).
For example, if on December 31 the Fully-Diluted Capitalization is 200,000,000 shares and the total number of Shares issuable under the Plan is 40,000,000 Shares, with 35,000,000 of such Shares having been issued pursuant to previously-granted Awards and/or remaining reserved for issue pursuant to then-outstanding awards (such that the unallocated Share reserve is 5,000,000 Shares), then on January 1, the number of shares available for grant and issuance under the Plan would automatically increase to 43,000,000 Shares, corresponding to an unallocated Share reserve of 8,000,000 shares, or 4% of the 200,000,000 share Fully-Diluted Capitalization on the preceding December 31.
(b) Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares are forfeited, repurchased, redeemed or retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the exercise price or purchase price for the Award or any tax withholding due with respect to the exercise or purchase by the Company, such Shares shall become available for future grant under the Plan.
4. Administration of the Plan.
(a)Administration by the Board. Subject to Sections 4(b) and 4(c), the Plan will be administered by the Board. The Board shall have authority to grant Awards and determine recipients and terms thereof, to determine Fair Market Value, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the "Administrator" shall mean the Board or a Committee of the Board or the officers referred to in Section 4(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards, subject to any limitations under the Plan, to Employees, and to exercise such other powers under the Plan as the Board may determine, provided, that the Board shall fix certain material terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.
(d)Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.
5.Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.
6.Types and Terms of Awards.
(a)General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Unrestricted Stock. For clarification, any shares of Common Stock acquired pursuant to an Award shall also be considered to be part of the Award for the purposes of this Plan.
(b)Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares (including the class of Common Stock), or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in this Plan, and any such restrictions shall be in addition to any other restrictions that may be set forth in the Company’s Certificate of Incorporation, Bylaws or, to the extent a Grantee is required by its terms to be party thereto, any other of the Company’s governing documents (e.g., to the extent required to be party to the Company’s voting agreement or right of first refusal and co-sale agreement, as in effect from time to time).
(c)Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

7. Options and SARs.
(a)General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(b)Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.
(c)Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. In the case of an Incentive Stock Option, the term of the Option shall expire no later than three (3) months after the Employee ceases to be an Employee, except that, if an Employee ceases to be an Employee because of a disability or the Employee dies while the Option is outstanding, the term of the Option shall expire no earlier than six (6) months and no later than one year after the Employee becomes disabled or dies.
(d)Exercisability; Rights of a Stockholder. Options and SARs shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the exercisability of all or any portion of any Option or SAR. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR and not as to Shares underlying an unexercised Option or SAR.
(e)Exercise of Options and SARs. Options and SARs may be exercised by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in subsection (f) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise. An Option may not be exercised for a fraction of a Share.
(f)Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment may be made either by certified or bank check, or such other means as the Administrator may accept, including without limitation, promissory note, surrender of shares and services rendered. As determined by the Administrator, in its sole discretion, at or after grant, payment in full or in part may be made in the form of previously acquired Shares based on the Fair Market Value on the date of exercise. Subject to the approval of the Administrator, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures.
(g)Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(h)Early Exercise. The Award Agreement for an Option or SAR may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting. Consistent with Section 9(a) and for clarification, in addition to any other restrictions set forth in this Plan and the Award Agreement (including any right of first refusal, market stand-off and other similar restrictions required by the Plan, or as the Administrator determines to be appropriate and are included in the applicable Award Agreement), all Awards and any shares acquired pursuant to the exercise of any Awards, whether vested or unvested, shall not, without the prior written consent of the Board, be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution.
8. Restricted Stock, Restricted Stock Units and Unrestricted Stock.
(a)General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to Section 9(a), Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.
(b)Stock Certificates. The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated, in a manner determined by the Administrator, by a Grantee. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee's estate.
(c)Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee's termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, to repurchase all or part of Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Grantee.
9. General Provisions Applicable to Awards.
(a)Transferability of Awards. Except as the Administrator may otherwise determine or expressly provide to the contrary in a specific Award Agreement, and in addition to any other restrictions set forth in this Plan and the Award Agreement, all Awards and any shares acquired pursuant to any

Awards, whether vested or unvested, shall not, without the prior written consent of the Board, be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or to the extent required by law. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.
(b)Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations.
(c) Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee's consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee's rights under the Plan or (B) the change is permitted under Section 11 or 12 hereof.
10. Conditions Upon Issuance of Shares.
(a)General. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under applicable laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
(b)Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Shares pursuant to an Award, the Company may require (i) the person exercising such Award (A) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law, and (B) to agree to market standoff obligations in connection with any public offering of Shares of the Company, and (ii) that the certificates evidencing such Shares bear appropriate legends restricting transfer, including without limitation the restrictions set forth in Section 9(a), this Section 10(b), Section 10(c) and as otherwise set forth in any Award Agreement.
(c)Repurchase Rights. Except to the extent determined otherwise by the Administrator, until such time as a class of Common Stock is first registered under Section 12 of the Exchange Act, in addition to and without limitation of the transfer restrictions set forth in Section 9(a), and following the Grantee’s receipt of the consent of the Board pursuant to Section 9(a), the Company shall also have the right of first refusal with respect to any proposed disposition by the Grantee (or any successor in interest) of any Shares issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Administrator and set forth in the document evidencing such right.

11.Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SAR shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation); and provided, further, that the Administrator will make any adjustment to an Award as is required by Section 25102(o) of the California Corporations Code to the extent that the Company is relying upon the exemption afforded thereby with respect to the Award.
12.Corporate Transactions. The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the consummation of a Corporate Transaction (such time to be referred to as the "Effective Time"), for any of the following:
(a)any or all outstanding Options and SARs shall become vested and immediately exercisable, in whole or in part;
(b)any or all outstanding Restricted Stock or Restricted Stock Units shall become non-forfeitable, in whole or in part;
(c)any or all outstanding Options and SARs shall be cancelled in exchange for substitute stock options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;
(d)any Option shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction does not exceed the exercise price of any such Option, the Administrator may cancel that Option without any payment of consideration therefor;
(e)any Restricted Stock or Restricted Stock Units shall be cancelled in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation;
(f)any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction; or
(g)any Restricted Stock Unit shall, subject to Section 16, be cancelled in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Transaction.
In taking any of the actions permitted under this Section 12, the Administrator shall not be obligated to treat all Grantees, all Awards, all Awards held by a Grantee, or all Awards of the same type identically.

13. Effective Date and Term of Plan; Stockholder Approval.
(a)Adoption of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.
(b)Stockholder Approval. No Option or SAR granted under the Plan may be exercised, no Shares shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.
14. Amendment, Suspension or Termination of the Plan.
(a)General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.
(b)Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No Effect on Outstanding Awards. Except as set forth in Section 14(b) no suspension or termination of the Plan shall materially and adversely affect any rights under Awards outstanding at the time of such suspension or termination.
15. No Employment or Services Rights. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee's employment or service at any time.
16. Compliance with Code Section 409A. It is intended that the provisions of the Plan comply with Section 409A of the Code ("Section 409A"), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a Grantee who is a "specified employee" of the Company or any Subsidiary shall not be made before such date as is six months after the Grantee's "separation from service" to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16, the terms "separation from service" and "specified employee" shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in this Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

17.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
18.Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.
19.Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

UNITED KINGDOM SCHEDULE
The Sections of the Plan as amended by the provisions of this Schedule will apply to Awards granted to Grantees who are resident in the United Kingdom.
1. Consultant
The definition of “Consultant” will be deleted.
2. Director
The definition of “Director” will be deleted.
3. Employee
The definition of “Employee” will be amended to read:
"Employee" means an employee of the Company or any Subsidiary (including a member of the Board or the board of directors of any Subsidiary who is also an employee).
4. Incentive Stock Option
The definition of "Incentive Stock Option" will be deleted.
5. Non-Qualified Stock Option
The definition of "Non-Qualified Stock Option" will be deleted.
6. Service Provider
The definition of "Service Provider" will be deleted.
7. Section 5
Section 5 will be amended to read:
        “Awards may only be granted to Employees.”
8. Section 7(a)
The last two sentences of Section 7(a) will be deleted.
9. Section 7(b)
The second sentence of Section 7(b) will be deleted.

10. Section 7(c)
The last two sentences of section 7(c) will be deleted.
11. Section 7(g)
Section 7(g) will be deleted.
12. Section 7(h)
The words “, Director or Consultant” in Section 7(h) will be deleted.
13. Section 9(c)
The words “, and converting an Incentive Stock Option to a Non-Qualified Stock Option” in Section 9(c) will be deleted.
14. Section 11
The first proviso in Section 11 will not apply.
15. Section 12 (c)
The words “,in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option” in Section 12 (c) will be deleted.
16. Section 16
Section 16 will not apply.